     As filed with the Securities and Exchange Commission on March 30, 2007
Registration No. 333-119909

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3/A
POST-EFFECTIVE AMENDMENT NO. 2
TO
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WESCO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
WESCO DISTRIBUTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	25-1723345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219
(412) 454-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Stephen A. Van Oss
Senior Vice President and
Chief Financial and Administrative Officer
WESCO International, Inc.
225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219
(412) 454-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael C. McLean
Kirkpatrick & Lockhart Preston Gates Ellis LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, Pennsylvania 15222
(412) 355-6500
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 412(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     The Registrants hereby deregister (i) the remaining $95,000,000 in initial aggregate offering price of debt securities, common stock, preferred stock, warrants or depositary shares, or any combination of these securities, of WESCO International, Inc. (“WESCO International”) and (ii) guarantees by WESCO Distribution, Inc. (“WESCO Distribution”) of debt securities of WESCO International, in each case previously registered pursuant to this Registration Statement for sale by WESCO International and WESCO Distribution, as applicable. As a result of this deregistration, no securities remain registered for sale pursuant to this Registration Statement.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 30, 2007.

WESCO INTERNATIONAL, INC.		WESCO DISTRIBUTION, INC.

By:	/s/ STEPHEN A. VAN OSS	By:	/s/ STEPHEN A. VAN OSS

Name:	Stephen A. Van Oss	Name:	Stephen A. Van Oss
Title:	Senior Vice President and Chief Financial and Administrative Officer	Title:	Senior Vice President and Chief Financial and Administrative Officer
     Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Chairman and Chief Executive Officer

Roy W. Haley	(Principal Executive Officer)

/s/ STEPHEN A. VAN OSS	Senior Vice President and	March 30, 2007

Stephen A. Van Oss	Chief Financial and
Administrative Officer
(Principal Financial and Accounting
Officer)

*	Director

Sandra Beach Lin
*	Director

George L. Miles, Jr.

Director

Steven A. Raymund

	*	Director

James L. Singleton

	*	Director

Robert J. Tarr, Jr.

Director

Lynn M. Utter

Director

William J. Vareschi

	*	Director

Kenneth L. Way

* By	/s/ STEPHEN A. VAN OSS	Attorney-in-Fact	March 30, 2007

Stephen A. Van Oss